                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ALPHATECH, INC.
                 (Name of small business issuer in its charter)

        Delaware                        6770                    [52-2207190]
 (State of jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
  of incorporation or        Classification Code Number)     Identification No.)
      organization)


         8717 - 148th Avenue N.E., Redmond, WA 98052 Tel: 1-800-495-5586
          (Address and telephone number of principal executive offices)

        Suite 201 - 1166 Melville Street, Vancouver, B.C. Canada V6E 4P5
                   (Address of principal place of business or
                      intended principal place of business)


            Butcher & Williams, P.S. Suite 3827 - 1001 Fourth Avenue,
                         Seattle WA 98154 (206) 682 7626
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public is as soon as practicable after the effective date of this Registration Statement and Prospectus.

                            Butcher & Williams, P.S.
                                   Suite 3827
                               1001 Fourth Avenue
                                Seattle, WA 98154
                                 (206) 682-7626


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission ("SEC"), acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE

                                               Proposed      Proposed
                              Maximum           Maximum       Maximum
Title of Each Class of        Amount           Offering      Aggregate       Amount of
Securities Being               Being           Price Per     Offering       Registration
Registered (1)               Registered        Share (2)        (2)             Fee
----------------------       ----------        ---------     ---------      ------------
Shares of Common Stock        6,000,000         $0.001        $6,000           $100

TOTAL                         6,000,000                       $6,000           $100


(1) Between December 21, 1999 and the date of this registration statement, Alphatech, Inc. sold 20,000 Series A Preferred Shares (See "Certain Transactions" and "Description of Securities").


(2) Estimated for purposes of computing the registration fee pursuant to Rule
    457.

Cross Reference Sheet
Showing the Location In Prospectus of Information Required by Items of Form SB-2

Part I.     Information Required in Prospectus
Item No.    Required Item                             Location or Caption
--------    ----------------------------------        -------------------
   1.       Front of Registration Statement           Front of Registration
              and Outside Front Cover of              Statement and outside
              Prospectus                              front cover of Prospectus

   2.       Inside Front and Outside Back             Inside Front Cover Page
              Cover Pages of Prospectus               of Prospectus and Outside
              Front cover Page of
              Prospectus

   3.       Summary Information and Risk              Prospectus Summary;
              Factors                                 Risk Factors

   4.       Use of Proceeds                           Use of Proceeds

   5.       Determination of Offering                 Prospectus Summary -
              Price                                   Determination of
                                                      Offering Price; Risk
                                                      Factors

   6.       Dilution                                  Dilution

   7.       Selling Security Holders                  Not Applicable

   8.       Plan of Distribution                      Plan of Distribution

   9.       Legal Proceedings                         Litigation

  10.       Directors, Executive Officers,            Management

  11.       Security Ownership of Certain             Principal Stockholders
              Beneficial Owners and Management

  12.       Description of Securities                 Description of Securities

  13.       Interest of Named Experts                 Legal Opinions; Experts


  14.       Disclosure of the SEC's Position         Statement as to
              on Indemnification                      Indemnification


  15.       Organization Within Last                  Management; Certain
              Five Years                              Transactions

  16.       Description of Business                   Proposed Business,
                                                      Remuneration

  17.       Management's Discussion and               Proposed Business -
              Analysis or Plan of                     Plan of Operation
              Operation

  18.       Description of Property                   Proposed Business

  19.       Certain Relationships and Related         Certain Transactions
              Transactions



  20.       Market for Common Stock and               Prospectus Summary;
              Related Stockholder Matters             Market for
                                                      Alphatech's
                                                      Common Stock



  21.       Executive Compensation                    Remuneration of
                                                      Management

  22.       Financial Statements                      Financial Statements

  23.       Changes in and Disagreements              Not Applicable
              with Accountants on Accounting
              and Financial Disclosure

                                   PROSPECTUS

                                 ALPHATECH, INC.
                            (A Delaware Corporation)
                    6,000,000 Shares of Common Stock Offered
                               at $.001 per Share


ALPHATECH. INC. (Alphatech), a "blank check" company, is offering for sale 6,000,000 shares of its common stock at a purchase price of $.001 per Share.

        Our offering is being made pursuant to Rule 419 of Regulation C of the Securities Act of 1933. This type of offering is for "blank check" companies - those without any existing plan and is intended as a vehicle for us to eventually acquire an asset or combine in some fashion with another company that has business operations.

        Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This is our initial public offering, there is no public market for our securities at this time, and none may develop. The offering price may not reflect the market price of our shares after the offering.





>> This offering will be conducted directly by our officers and directors without the use of a professional underwriter or securities dealer. All funds will be returned to investors if we do not meet the minimum sales of $1,000 within 90 days of the date hereof (which may be extended by an additional 90 days at our sole discretion).

>> This offering is highly speculative and there are risks in this offering; please see "Risk Factors" at page 5.



                    Amount Offered                Price to the Public         Proceeds to Alphatech
                  ----------------                -------------------         ----------------------

         Minimum Offering: 1,000,000 Shares        $0.001 Per Share                   $1,000
         Maximum Offering: 6,000,000 Shares        $0.001 Per Share                   $6,000



>> Proceeds from this offering will be deposited in an escrow account with our escrow agent U.S. Bank, N.A., 280 H Street, Blaine, WA 98230 until the minimum of $1,000 is received.



                                 ALPHATECH, INC.

                             8717 - 148th Ave. N.E.
                                Redmond, WA 98052
                               Tel: 1-800-495-5586


                  The date of this Prospectus is          , 2001
                                                 ---------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY ......................................................     3
   The Company...........................................................     3
   The Offering..........................................................     3
   Rule 419..............................................................     3
   Summary Financial Information.........................................     4





RISK FACTORS.............................................................     5

THE COMPANY..............................................................     8

THE OFFERING.............................................................     8

COMPLIANCE WITH RULE 419.................................................    10

WHAT RULE 419 PROVIDES FOR AN INVESTOR IN THIS OFFERING..................    10
    Specific Acquisition Criteria........................................    11
    Amended Prospectus (Post-Effective Amendment)........................    11
    Reconfirmation Offering..............................................    12
    Release Of Deposited Securities And Deposited Funds..................    12

DILUTION.................................................................    12

USE OF PROCEEDS..........................................................    15

CAPITALIZATION...........................................................    17

PROPOSED BUSINESS........................................................    18

    History and Organization.............................................    18
    Plan of Operation....................................................    18
    Evaluation of Business Combinations..................................    19
    Business Combination(s)..............................................    20
    Form and Structure of Acquisition....................................    22
    Investment Company Regulation........................................    23
    Employees............................................................    23
    Facilities...........................................................    23
    Year 2000 Issues.....................................................    23

MANAGEMENT...............................................................    23

    Biography............................................................    23
    Management May Engage in New Other Blank Check Companies.............    24
    Remuneration of Management...........................................    24
    Management Involvement...............................................    24
    Management Control...................................................    24

STATEMENT AS TO INDEMNIFICATION..........................................    24

MARKET FOR ALPHATECH'S COMMON STOCK......................................    25
    Certain Transactions.................................................    26

PRINCIPAL STOCKHOLDERS...................................................    27

DESCRIPTION OF SECURITIES................................................    27


    Common Stock.........................................................    27
    Future Financing.....................................................    28
    Prepaids and Due to Lenders..........................................    28
    Preferred Shares.....................................................    28
    Reports to Stockholders..............................................    29
    Dividends............................................................    29
    Transfer Agent.......................................................    29


PLAN OF DISTRIBUTION.....................................................    29

EXPIRATION DATE..........................................................    31

LITIGATION...............................................................    31

LEGAL OPINIONS...........................................................    31

EXPERTS..................................................................    31

FURTHER INFORMATION......................................................    31

                               PROSPECTUS SUMMARY


         THE COMPANY


         ALPHATECH, INC. was organized under the laws of the State of Delaware on December 21, 1999. Alphatech was organized as a shell company with a business purpose to acquire an asset or to acquire or merge with a business or company via a "reverse merger" pursuant to Rule 419 of Regulation C of the Securities Act of 1933.



         If we are successful in completing a "reverse merger" with another company, then investors in our company will likely be minority shareholders in the merged company.

         We maintain our offices at 8717 - 148th Ave. N.E., Redmond, WA 98052. Our telephone number is 1-800-495-5586.


         THE OFFERING

         We are offering a maximum of 6,000,000 and a minimum of 1,000,000 shares of common stock, at $0.001 per Share. At present, there are 20,000 shares of preferred stock issued and outstanding which may, in certain instances, be converted into shares of common stock on a 1:1 basis. At present, there are no shares of common stock issued and outstanding. After the completion of this offering there may be a maximum of 6,000,000 shares of common stock (or 6,020,000 shares if the shares of preferred stock are converted) and a minimum of 1,000,000 shares of common stock (or 1,020,000 shares if the shares of preferred stock are converted) issued and outstanding.



         We may, in our sole discretion, terminate the offering at any time, either prior to the sale of the minimum of 1,000,000 shares or, prior to the sale of the maximum of 6,000,000 shares.



         RULE 419

         Rule 419 provides that the securities purchased by investors and the funds received in the offering must be deposited and held, by our escrow agent U.S. Bank, N.A., in an escrow account. Rule 419 permits 10% of the funds to be released to us from the escrow account prior to a reconfirmation offer. The balance of the funds together with the securities purchased by investors are held in the escrow account until certain key steps have been completed:

          First, we must execute an agreement for the acquisition of a business or assets for which the fair value of the business or asset represents at least 80% of the maximum offering proceeds of $6,000; i.e., $4,800.

          Second, we must amend this prospectus, and include the terms of a reconfirmation offer to our investors. The amended prospectus must also contain information regarding the acquisition candidate and its business, including audited financial statements. Investors will have from 20 to 45 business days from the effective date of the amended prospectus to decide to reconfirm their investment and remain as an investor or alternately, require the return of their investment, minus 10% which will be used by us. Any investor not making any decision after 45 days will have their investment funds returned within 5 days.

          Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors holding a certain minimum number of shares must elect to remain investors.

After we submit a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the balance of the funds from this offering held in escrow can be released to us and the share certificates held in escrow can be released to investors.

If we do not complete an acquisition meeting the specified criteria within 18 months from the date of this prospectus, the balance of the funds held in escrow will be returned to investors.

         SUMMARY FINANCIAL INFORMATION


The following unaudited summary of our company's financial information was taken from the unaudited financial statements for the period ended June 30, 2001, and from the audited financial statements for the period ended December 31, 2000, both of which are included as part of this prospectus.



Summary Statement of Operations Data

      The following table presents summary information on our results of operations for the period from December 21, 1999 (Inception) through December 31, 2000, and for the six-month period ended June 30, 2001.
The summary statement of operations data is qualified in its entirety by our financial statements.



Unaudited                                                Interim Period                  December 21, 1999
                                                       Ended June 30, 2001              (Inception) through
                                                                                         December 31, 2000
                                                        ------------------               -----------------
Statement of Operations Data:
Net Revenues.........................                     $     00                        $      00
Net Loss.............................                     $(33,522)                       $ (26,087)
Net Loss Per Common Share............                     $    nil                        $     nil
Shares Outstanding...................                     20,000 Preferred                20,000 Preferred



Summary Balance Sheet Data

         The following table presents summary information on our financial condition as of December 31, 2000 and June 30, 2001. The table also presents two pro-forma, after offering, cases. The first case assumes that our public offering is completed and that the minimum number of shares available in this offering are sold; while the second case assumes that our public offering is completed and that the maximum number of shares available in this offering are sold. The summary and pro-forma balance sheet data is qualified in its entirety by our financial statements.



                                                                                       Pro-Forma
                                                                                         After
                                                                                      Offering (2)
                                             As of              As of          -----------------------------------
Unaudited                              June 30, 2001(1)    December 31, 2000      Minimum           Maximum
                                       ----------------    ---------------     -------------    ---------------
Balance Sheet Data:
Working Capital..................         $  (33,322)       $   (26,607)        $ (32,322)(3)     $  (27,322)(3)
Total Assets.....................         $    1,999        $        22         $   2,999         $    7,999
Short Term Debt..................         $   35,321        $    26,629         $  35,321         $   35,321
Total Liabilities................         $   35,321        $    26,629         $  35,321         $   35,321
                                          ----------        -----------         -----------         ----------
          Shareholders' Equity...         $  (33,322)       $   (26,607)        $ (32,322)        $  (27,322)




     (1) $200 was received for a private placement of preferred shares at inception, $4,304 is owed for amounts payable, $165 is owed for franchise tax payable, $1,352 is owed for accrued interest and $29,500 was loaned to us. We have cash assets of $1,999 and have thus spent $33,322. This was paid for consulting fees, legal, accounting, filing fees, printing and related offering expenses. After June 30, 2001, a further $4,000 was lent to us.

     (2)  90% of this amount ($900 - $5,400) will be restricted pursuant to Rule
          419. Upon the sale of all the Shares in this offering, our company will receive from $1,000 to $6,000, all of which must be deposited in the escrow account. $100 to $600 may be used by our company as capital in order to seek a business combination, to pay down debt, or for other purposes.


     (3)  This amount does not include any costs of the offering.

                                  RISK FACTORS


         Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. Some of the risk factors associated with your proposed investment are listed below. However you should carefully read the entire prospectus in evaluating a possible investment in our stock.


COMPANY AND MANAGEMENT RISKS


     TIME SPENT BY MANAGEMENT AND LACK OF MANAGEMENT EXPERIENCE: Our management is engaged in other activities, will only spend a small amount of time working on possible acquisitions, and neither our company nor our management have ever effected a transaction such as we contemplate. This means that if we are unable to establish a business or complete an acquisition with a target that has an established operation or the potential for a successful business, then you could lose a portion or all of your investment.

     INSUFFICIENT CAPITAL: We have very little capital. We previously sold $200 in Preferred Stock and borrowed the balance needed for our offering expenses. We have nothing left from that offering or borrowing. There will be released to us from this offering until affirmation from $100 to $600. We expect to use that amount to repay our borrowings in part. We will have no funds otherwise available for operations until we have effected an acquisition transaction and sufficient investors have affirmed the business combination. Even that sum of money will likely not be sufficient to accomplish our goals. We will have to provide to you substantial disclosures before you can elect to affirm your investment. This will require the expenditure of significant expenses in legal, accounting and related expenditure that we will need to borrow or secure privately. While we do have an agreement with two individuals who have agreed to lend, and have lent, us money to pay for our expenses, we do not any guarantees that they will continue to lend us funds. If they stop lending us money, we do not have any way of knowing if we will be successful in getting money from other sources for these purposes. If we are unable to obtain sufficient capital to fund the acquisition transaction and other expenditures, you could lose all or a portion of your investment.


     RECENTLY ORGANIZED COMPANY: We currently have no operations, assets or revenues and you could lose all of your investment if we are unable to establish a business or complete an acquisition with a target that has an established operation or the potential for a successful business.

     NO PRESENT IDENTIFICATION OF INDUSTRY OR TARGET BUSINESS: We have not conducted any market research to identify a particular industry, or a possible acquisition candidate within an industry, nor have we made any prior arrangements for a business combination. We will have to rely on the advice of others and the availability of attractive targets to effect an acquisition. Because of this, we do not know if a combination can be made that you will approve. Even if you and other investors approve of a proposed acquisition, it may not prove to be a viable business and you could lose all or a portion of your investment.

     CHANGE OF MANAGEMENT CONTROL: If we meet our objective of a business acquisition transaction, we expect that the new business venture will control most of the stock, and thus our current management will most likely be replaced. When you consider the qualification of our management team, remember that they will most likely only be acting as such until the acquisition transaction. After that a new team who may not be as well qualified as the current team will control the combined companies. The new team may not be effective in managing the combined companies and you could lose a portion or all of your investment.

     CONFLICTS OF INTEREST: Our management is not currently affiliated or associated with any other blank check company. Our management may become involved with the promotion of other blank check companies in the future, and a potential conflict of interest may occur in the event of such involvement. Management has an interest in our company's outstanding preferred shares. Management may sell these shares in whole or part in connection with a combination transaction, which would present a possible conflict for them in assessing the desirability of a transaction. While our company has adopted a policy that we will not pay a finder's fee to any member of our management for locating a merger or acquisition candidate, in the event there is a finder's fee, it will be paid at the direction of our successor management after a change in management control resulting from a business combination. This, too, could present a possible conflict for our management in assessing the desirability of a transaction. In addition, any consultants that our management may retain may be involved in the stock market and, as such, may have conflicting objectives with respect to other acquisitions they may be retained to assist. Management and any consultants retained by management will be free to consider other business opportunities.

     INTENSE COMPETITION: We are a small player in an acquisition business dominated by large players. There are many venture firms and similar entities that have substantial amounts of capital and management expertise that would be attractive to the targets we may identify. Our acquisition candidates may thus only be those that a venture firm would not consider. Among this pool we will also be competing with other "blank check" type companies who may have better management, more money, or better contacts than we do. As a result, we may be unsuccessful in effecting a business combination with an asset or a company or, if we do, it may be an asset or a company that is not attractive to the investment community, which means that you could lose a portion or all of your investment.


     INVESTMENT COMPANY ACT CONSIDERATIONS: We may have restrictions placed on our activities and types of deals if we are determined to be an investment company regulated by the Investment Company Act of 1940. We do not believe that our activities place us under that Act. The SEC may take the position that our type of company should be subject to that Act. The SEC has not said whether or not it considers us subject to the Investment Company Act.


     RISKS OF LEVERAGE, DEBT FINANCING: We may utilize debt or other leverage techniques when we undertake our acquisition transaction. This has certain risks among which are the risk of foreclosure or unavailability of other debt if unsuccessful, which means that you could lose a portion or all of your investment.


INVESTMENT RISKS


     PUBLIC MARKET CONSIDERATIONS: Our strategy of effecting a business acquisition transaction depends on the existence of an active stock market where merger or acquisition with our "public" company is considered desirable. If there should be a market change, in all likelihood there would be no value in our company. This means that we may not be able to negotiate a successful business combination with an asset or another company or if we do, then the value, if any, of the shares of the combined company may be negligible, and you may lose a portion or all of your investment.

     FUNDS HELD IN ESCROW: If we are not able to convince a sufficient number of investors to affirm their investment then we may not be able to complete the proposed acquisition(s) in which case all funds (less the 10% released to us) must be returned to investors. You will have no access for up to 18 months to the funds that you invest as these funds will be held in the escrow account, and you will receive no interest.


     LIQUIDITY RISKS: Generally, you will not be able to directly or indirectly transfer the shares of common stock which will be issued to you and held in the escrow account until the acquisition transaction(s) has been affirmed as required by Rule 419.

     NO ASSURANCE OF A PUBLIC MARKET: Because our shares are not traded now and may never be traded, your shares will be illiquid if you invest. You cannot transfer shares you have purchased that are held in the escrow account. After an acquisition is affirmed by investors holding shares in this offering, there will not be an active trading market and there may never be one. Whether a trading market will ever develop will depend on a number of factors including the quality of the acquisition we secure, and the general market conditions at that time. If no trading market develops for the shares, you may never be able to sell your shares and you could lose all of your investment.


     TIME VALUE OF MONEY: Since there is a time-value in you being able to immediately realize a return on your investment, you may be better off investing in a defined business company where an immediate effect can occur as a result of your investment.

     TAX CONSIDERATIONS: If we are able to effect an acquisition transaction we hope to be able to qualify it as a tax-free reorganization under the Internal Revenue Code. These types of reorganizations are complex and sometimes are found not to qualify, in which case the tax consequences could defeat the proposed transaction or be detrimental to investors.



     CONTROL BY PRESENT MANAGEMENT AND SHAREHOLDERS: Right now two shareholders, who are Alphatech's president and secretary, control us because of the 20,000 preferred shares they hold, which vote equivalent to 40,000 common shares. After this offering is completed there will be at least 1,000,000 common shares issued which are held in the escrow account until affirmation or return of the investment. These shares may be voted, but not transferred, and thus may be able to control our company. The new shareholders could assume control of our company by voting in new directors and cause it to enter into a business combination or other transaction(s) that may have limited or no success. Such an occurrence means that you could lose a portion or all of your investment.

                                  THE COMPANY

     ALPHATECH, INC. was organized under the laws of the State of Delaware on December 21, 1999. Alphatech was organized as a shell company with a business purpose to acquire an asset or to acquire or merge with a business or company via a "reverse merger", pursuant to Rule 419 of Regulation C of the Securities Act of 1933. Our management believes that our characteristics as an enterprise with minimal liabilities and flexibility in structuring will make us an attractive combination candidate. Our officers, directors, promoters, their affiliates or associates have not had any preliminary contact or discussions with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction, other than a few, brief discussions that our president has had with a few individuals where he described how a 419 company is structured and, without mentioning the name of our company, advised that he holds a controlling interest in a company which is filing a registration and hopes to effect a Rule 419 acquisition. We do not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would cause us to be an "investment company" pursuant to the Investment Company Act of 1940.

     We are filing this registration statement in order to effect a public offering for our securities.

     Since organization, our company's business activities have been limited to the sale of initial shares and preparation of the registration statement and prospectus for this initial public offering. We will not engage in any substantive commercial business following the offering. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We do not intend to restrict our search to any specific asset, business, industry or geographical location. We may seek a business combination in the form of either:

     (1) an asset that we believe will generate profitable revenues, or

     (2) in the form of firms which

          o have recently commenced operations,

          o are developing companies in need of additional funds for expansion into new products or markets,

          o are seeking to develop a new product or service, or

          o are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, potential loss of voting control and compliance with various Federal and State securities laws.

     If we are successful in completing a "reverse merger" with another company, then investors in Alphatech will likely be minority shareholders in the merged company.

     We do not expect to be a diversified company in the near future. We believe that only one business combination in a specified area is possible given our capital structure.

                                  THE OFFERING

     At present, there are 20,000 shares of preferred stock issued and outstanding which are owned by our president and secretary-treasurer. The shares of preferred stock may, in certain instances, be converted into shares of common stock on a 1:1 basis. At present, there are no shares of common stock issued and outstanding.

     We are offering a maximum of 6,000,000 and a minimum of 1,000,000 shares shares of common stock, $0.0001 par value, at $0.001 per share. After the completion of this offering there may be a maximum of 6,000,000 shares of common stock (or 6,020,000 shares if the shares of preferred stock are converted) and a minimum of 1,000,000 shares of common stock (or 1,020,000 shares if the shares of preferred stock are converted) issued and outstanding. Different terms apply to subscribers who are specifically introduced to us by our president or by the two individuals who have lent us money, versus persons who are not so introduced. Persons who are so introduced are subject to a 'squeeze down' provision which is discussed hereunder.

     We exclusively shall sell the shares for a ninety (90) day period and we may, at our option, extend this period for an additional ninety (90) days.

     Once this offering has closed, our present officers and directors will own approximately 0.3% of the then outstanding shares of common stock if the maximum of 6,000,000 common shares are sold and approximately 2% of the then outstanding shares if the minimum of 1,000,000 shares are sold. These calculations are based on the assumptions that: (1) All the shares of preferred stock are converted into shares of common stock; and (2) Our management does not acquire any shares in this offering.

     We do, however, have an agreement with two individuals who have agreed to lend us money to pay for the expenses of this offering. The monies they lend us are repayable upon the closing of a post-effective amendment or other similar transaction. In return, we have given them and their acquaintances a right to acquire up to 2,950,000 shares in this offering.

     Our agreement provides that the president of our company and his acquaintances shall have the right to subscribe for up to 2,950,000 shares in this offering. Our president, our secretary, and our president's acquaintances may thereby end up holding a total of 2,970,000 shares (assuming they subscribe for all 2,950,000 shares available to them and all 20,000 preferred shares are converted) out of a total of up 6,020,000 shares outstanding after this offering is completed. This would give our management and our president's acquaintances 49.3% of our company's outstanding stock; this percentage could be even higher if the two individuals and their acquaintances decide not to fully exercise their right and no one else subscribes for those additional shares.

     Because of these provisions, our management may be considered a control group of our company. The two individuals may, after subscribing for their shares, also constitute a control group. At present, the president has not made any arrangements with any persons or entities to subscribe for shares under this offering. If shares are offered to persons and entities that our president has introduced to our company, he believes that these persons and entities are likely to vote their shares in support of his position, but it is unlikely that there will be any agreements to this effect. Should the two individuals and their acquaintances subscribe for 2,950,000 shares and should our president and his acquaintances subscribe for 2,950,000 shares, then there would only be 100,000 shares available to people outside those groups.

     Our agreement also has a 'squeeze-down' provision whereby upon the closing of a post-effective amendment or other similar transaction, the merging company may take the position that the insiders of our company have a disproportionate interest in our company as a function of all the consideration paid by public and private shareholders; and the merging company may make it a requirement of closing that the total number of shares held by insiders be reduced. If this occurs, then just prior to the closing:

     a. our preferred shareholders, namely our president and our secretary, shall put their preferred shares to us at the rate of $0.01 per preferred share, and

     b. the two individuals, our president and their respective acquaintances shall put their common shares, on a pro-rata basis, to us at $0.001 per share until the requirements of the merging company have been met.

This 'squeeze-down' provision would not apply to any subscribers that are not specifically introduced to us by either our president or by the two individuals who lent us money.

     We may, in our sole discretion, terminate the offering at any time, either prior to the sale of the minimum of 1,000,000 shares or, prior to the sale of the maximum of 6,000,000 shares.

We are offering:                        6,000,000 shares of common stock, at
                                        $0.0001 par value, at $0.001 per share.

We had no common stock outstanding
prior to the offering:                  We had 20,000 Series A preferred shares
                                        outstanding that convert to 20,000
                                        shares of common stock.


Common stock to be
outstanding after the offering:.....    1,000,000 shares if the minimum sold
                                        or 1,020,000 shares if the minimum sold
                                        and all 20,000 preferred shares convert
                                        to shares of common stock.

                                        6,000,000 shares if the maximum number
                                        of shares is sold or 6,020,000 shares if the maximum sold and all 20,000 preferred shares convert to shares of common stock.

     We arbitrarily set the offering price of $0.001/share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. We have no operating history, assets, intangibles, or other basis to support that price or any other price. We established the price and the amount of shares we are offering based on a number of factors including what we thought would be the best profile for acquisitions, how much cash we would need, what we consider to be our business potential, our limited financial resources, the amount of equity and control desired to be retained by our present shareholders, the amount of dilution to public investors and the general condition of the securities markets.

                            COMPLIANCE WITH RULE 419

     We are a blank check company and thus this offering is being conducted in compliance with the SEC's Rule 419. Investors have certain rights and will receive the substantive protection provided by that Rule. Rule 419 provides that:

>> The securities purchased by investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed.

>> All funds will be returned if we do not meet the minimum sales of $1,000 within 90 days of the date hereof (which may be extended by an additional 90 days at our sole discretion).

>> 10% of the proceeds may be paid to brokers or salesmen who place the offering (none are paid in this offering) or 10% may be paid to us, and the balance is held in an escrow account until an acquisition is affirmed and the funds and investors' share certificates are released from escrow.

>> Upon the minimum of $1,000 being sold and until the offering is closed, all investors will have shares issued to them which they may vote. You will not have possession of them however, as they will also be deposited with our escrow agent, U.S. Bank, N.A., which is holding your funds. You will only receive your shares after you affirm your investment.

>> Before the acquisition can be completed and the funds and investors' common share certificates can be released from escrow we are required to update the registration statement and prospectus in a timely manner with current information about the merger, the merger candidate including audited financial statements, and the financial impact on our company, and to provide this information to investors within five days after the effective date of the amended registration statement and prospectus. Additionally, we are required to furnish investors with this current prospectus, including the terms of the merger agreement. This new prospectus will contain a reconfirmation offer.

>> Investors will have from 20 to 45 business days from the effective date of the amended prospectus to decide to reconfirm their investment and remain as an investor or alternately, require the return of their investment, minus 10% which will be used by us.

>> Any investor not making any decision after 45 days will have their investment funds returned within 5 days, less 10% which will be paid to us.

>> If we do not complete an acquisition meeting the specified criteria within 18 months from the date of this prospectus, all of the funds held in escrow (less the 10% used by us) will be returned to investors.

>> If we extend the offering an additional 6 months, our company will have only 12 months in which to consummate a merger or acquisition.

         WHAT RULE 419 PROVIDES FOR AN INVESTOR IN THIS OFFERING

     Rule 419 has requirements governing how the proceeds from this type of offering are maintained, and what happens to securities issued to the account of an investor, but not delivered until the investment is reconfirmed. These include:

>> Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account and governed by an agreement which contains certain terms and provisions specified by the Rule.

>> Under Rule 419, the funds and investors' common share certificates will be released from escrow only after we have met the following three basic conditions.

               - First, we must execute an agreement for the acquisition of a business or assets for which the fair value of the business or asset represents at least 80% of the maximum offering proceeds. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $4,800 (80% of $6,000).

               - Second, we must amend this prospectus, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The amended prospectus must also contain information regarding the acquisition candidate and its business, including audited financial statements.

               - Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors holding a certain minimum number of shares must elect to remain investors.

>> After we submit a signed representation to our escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the balance of the funds from this offering held in escrow will be released to us and the share certificates held in escrow will be released to investors.

     - To meet the requirements of Rule 419, we have entered into an escrow agreement with the escrow agent U.S. Bank, N.A. (U.S. Bank) which provides that:

>> The proceeds are to be deposited into the escrow account maintained by U.S. Bank promptly upon receipt. Rule 419 permits 10% of the funds to be released to us from the escrow account prior to the reconfirmation offering. The balance of funds held in the escrow account and dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

>> All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors is to be included on the stock certificates or other documents evidencing the investors' common shares. The investors' common shares held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the common shares held in their names. The common shares held in the escrow account or any interest in the common shares may not be transferred or disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

>> Warrants, convertible securities or other derivative securities relating to common shares held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

          SPECIFIC ACQUISITION CRITERIA

     Rule 419 requires that before the funds and the investors' common shares can be released from the escrow account, we must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. These are:

     >> The agreement must provide for the acquisition of a business or assets for which the fair value of the business or assets represents at least 80% of the maximum offering proceeds.

     >> For purposes of this offering, the fair value of the business or assets to be acquired must be at least $4,800 (80% of $6,000).

         AMENDED PROSPECTUS (POST-EFFECTIVE AMENDMENT)

     Once an agreement governing the acquisition of a business or assets meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain:

     >> Information about the proposed acquisition candidates and its business or assets, including financial statements required by the registration form;

     >> The results of this offering and the use of the funds disbursed from the escrow account.

     >> The terms of the reconfirmation offer mandated by Rule 419, which includes certain prescribed conditions which must be satisfied before the funds and investors' common shares can be released from escrow.

         RECONFIRMATION OFFERING

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include all the following conditions:

>> The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

>> Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

>> If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the deposited funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

>> Depending upon whether the business combination or other transaction requires a shareholders vote, a sufficient amount of the shares required for such an action of those that elect to confirm the acquisition for the transactions to be approved.

>> If a consummated acquisition has not occurred by 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

        RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

     The funds may be released to us and the common shares to the investors after the escrow agent U.S. Bank has received a signed representation from us and any other evidence acceptable by U.S. Bank that:

>> We have executed an agreement for the acquisition of a Target Business or assets for which the fair market value of the business represents at least $4,800 (80% of the maximum offering proceeds) and have filed the required post-effective amendment;

>>        The post-effective amendment has been declared effective;

>> The mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that our company has satisfied all of the prescribed conditions of the reconfirmation offer.

>> The acquisition of the business or assets have a fair value of at least $4,800 (80% of the maximum proceeds).


                                    DILUTION

     The net tangible book value deficit of our company as of June 30, 2001 was ($33,5220) or $(1.68) per preferred share. Net tangible book value is determined by subtracting the total assets from total liabilities, but intangible assets are not included in total assets. This information is discussed in more detail in our financial statements which form part of this prospectus.

     The public offering price per share is $0.001. The pro forma June 30, 2001 net tangible book value per share after the minimum offering of $1,000 will be $(0.032) and after the maximum offering of $6,000 will be $(0.004) (the number of shares used to calculate the per share net tangible book value includes all shares sold in this offering plus the 20,000 outstanding Preferred Shares as if converted to shares of common stock). The shares purchased by investors in this offering will thus be diluted from $.001 to ($.004), assuming that the maximum number of shares are issued under this offering.

     Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. When a company issues shares, its shareholders indirectly hold the company's assets. As the company issues additional shares, each share in the company represents a smaller portion of the company's assets. When, however, a company has a deficit, then the issuance of additional shares causes the deficit to be distributed among a greater number of shareholders, thereby decreasing the deficit per share. You will also experience some dilution because assets of our company will be consumed by organization costs and other costs related to this offering.

     The following tables illustrate the dilution to be experienced by investors in this offering:

            DILUTION TABLE 1
            ----------------

Public offering price per Share                                          $ 0.001
Net tangible book value deficit per share before offering                $ (1.67)
Pro forma net tangible book value per share after offering               $   nil
Increase per share attributable to shares offered hereby                 $  1.67
Dilution to public investors                                             $  .001


            DILUTION TABLE 2
            ----------------

December 21, 1999, Before the Offering:
Number of Preferred Shares                   Money received for shares         Net tangible book value per share (deficit)
--------------------------                   -------------------------         -------------------------------------------
      20,000                                        $200                                           ($1.67)



After the Offering (pro forma)                                                           Pro forma net tangible book value
Total number of all Shares (1)         Total amount of money received for all Shares              per Share (1)
------------------------------         ---------------------------------------------     ---------------------------------
   Minimum        Maximum                        Minimum        Maximum                         Minimum       Maximum
   -------        -------                        -------        -------                         -------       -------
  1,020,000      6,020,000                        $1,200        $6,200                       ($.032)        ($.004)


            DILUTION TABLE 3
            ----------------

Pro forma net tangible book value per          Net tangible book value per            Increase per Share attributed
Share after Offering (1)                     Share deficit before Offering (1)            to Shares offered (1) (2)
-------------------------------------        ---------------------------------        -----------------------------
           $.001                                          ($1.67)                                 1.67


(2) This amount represents the increase in value per share from ($1.67) per share before the offering to $0 per share after the offering, and is calculated assuming that the maximum number of shares are issued under this offering.

            DILUTION TABLE 4
            ----------------

                                                                                                         Dilution to public
Public Offering price per Share      Pro forma net tangible book value per Share after Offering (1)         investor
(1)
-------------------------------      --------------------------------------------------------------      ------------------
           $.001                                          ($.004)                                             ($.004)


     As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of our company.

            DILUTION TABLE 5
            ----------------

                                                         Approx. % of total                                   Approx.% of total
                              Shares  purchased          Shares outstanding         Total consideration        consideration(1)
                           ----------------------        -------------------      -----------------------     -----------------
                           Minimum        Maximum        Minimum     Maximum      Minimum         Maximum     Minimum   Maximum
                           -------        -------        -------     -------      -------         -------     -------   -------
New Investors:            1,000,000      6,000,000        (99%)       (99%)        $1,000         $6,000        99%        99%
Existing
    Stockholders (1):        20,000         20,000         (1%)        (1%)        $  200         $  200         1%         1%



(1) Assumes Preferred Shares are converted to Common Shares; Preferred Shares were purchased for proceeds to us of $200.


The value of your investment may be further diluted upon the consummation of a business combination with another company.

                                 USE OF PROCEEDS

     The gross proceeds of this offering will range from $1,000 to $6,000. These funds will be deposited into our escrow account with U.S. Bank. Pursuant to Rule 419 under the Securities Act of 1933, after all of the Shares are sold and prior to the reconfirmation offering, 10% of the funds held in escrow ($100 to $600) may be released from escrow to us. We intend to request release of this 10%. These funds will be used to pay some of our expenses. In the event that we do not request release of these funds, we will receive these funds in the event that we consummate an acquisition transaction in accordance with Rule 419. Upon the consummation of an initial acquisition transaction and the reconfirmation by you, which must precede the final consummation, pursuant to Rule 419, the balance of the funds held in escrow will be released to us (plus any dividends received, but less any portion disbursed to us pursuant to Rule 419(b)(2)(C)(vi)).

     Until such an event occurs, the balance of the proceeds will remain in the non- interest-bearing escrow account maintained by our escrow agent (which is U.S. Bank), pursuant to Rule 419 of Regulation C. We cannot use the funds on deposit to acquire a target asset, or a target business. We may use part or all of the deposited funds after release to repay part of our debt or to pay for operating expenses, such as legal and accounting expenses that accrue while we are seeking an asset or a combination or to repay loans incurred for that purpose.


                                                 Percentage
                                                  Amount                       Total
                                          ---------------------       ------------------------
                                          Minimum       Maximum       Minimum          Maximum
                                          -------       -------       -------          -------
Escrowed funds pending
acquisition transaction (1)(2)            $1,000        $6,000          100%             100%


(1) Does not include the estimated $29,500 of offering expenses; an additional sum will be required for the reconfirmation process, which is expected to be substantially greater than the original offering expenses. The expenses of the offering will be paid by money in our company's treasury and from borrowings by our company.

(2) Our company expects to request release of 10% of investors' funds ($100 to $600) pursuant to Rule 419.

     While we presently anticipate that we will be able to locate and consummate an acquisition transaction, which adheres to the requirements of Rule 419, if we determine that this will require additional funds, we may seek additional amounts through loans, issuance of additional securities or through other financing arrangements; in addition funds may be paid by an acquisition candidate. We have not made such arrangements so far, and we do not know if we will be able to do so on an acceptable basis. You will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of our limited resources, it is likely that we will become involved in only one acquisition transaction.

     The proceeds from this offering, when available to us, plus any funds which we may borrow, are intended to be utilized for the payments of our offering expenses and expenses incurred by us for investigating and, if a suitable opportunity is found, acquiring or investing in a business or asset, and for preparing and filing a post-effective amendment. Investigation costs with respect to a particular business opportunity will consist primarily of costs for attorneys and accountants. We estimate these costs to be approximately $20,000. Consummating a transaction and preparation of a post effective amendment may exceed $100,000. There is no limit on such costs, and they may be substantial. If a decision is made not to proceed with any given business opportunity, such costs would not be recoverable. We expect that the source of these funds will be from borrowings from officers of our company and from two individuals who have agreed to lend money to our company. As our expenses are expected to be greater than even our maximum offering proceeds, we expect that we will need to raise these additional borrowed funds as soon as possible after completing this offering.

     Blue Sky fees, legal fees, accounting fees, printing fees, and filing fees, are estimated at $16,000 or more; additional amounts will be required for the reconfirmation process. We have used the proceeds from a private placement and borrowing by us to pay this amount. Any borrowing for this purpose will be repaid from the proceeds when and as released to us.



Use of Proceeds based on minimum,
median and maximum offering proceeds
                                                 Minimum                   Median                  Maximum
                                                 -------                   -------                 -------
Offering proceeds received                       $1,000                    $3,000                  $6,000

Use of Proceeds:                          Amount    Percentage       Amount    Percentage      Amount    Percentage
                                          ------    ----------       ------    ----------      ------    ----------
   Debt repayment (1)                     $1,000       100%          $3,000       100%         $6,000       100%
                                          -------                    -------                   -------
Net                                         $0                         $0                        $0



--------------
(1) Two individuals have lent our company the sum of $33,500 for legal, printing, filing and accounting fees and miscellaneous expenses related to our organization, audit and SEC filings. These two individuals were issued promissory notes totalling that amount, which notes bear interest at the rate of 7% per annum, payable at the consummation of a business combination. In consideration for making loans to us the two individuals and up to fifty of their acquaintances shall be given the right to collectively acquire up to 2,950,000 shares in our common stock, pursuant to this offering, at $0.001 per share (see Plan of Distribution, Certain Transactions ).


     We do not intend to advertise or promote our company as a going concern, but rather will search for acquisition transaction candidates.

     If we succeed in arranging for an acquisition transaction we expect there will be a change in our management. In that event, they may decide to change the policies as to our stated use of proceeds. They will have the discretion to do this, subject to our liabilities, which have accrued and must be paid. We have an agreement with two individuals who have lent us funds for legal, printing, filing and accounting fees, $5,000 consulting fees paid to our president, and miscellaneous expenses. This agreement provides that upon the closing of a post-effective amendment or other similar transaction, and provided that there are sufficient funds available, we shall pay out the following amounts owing, in the following order:

     a. all legal, accounting and other fees and expenses and debts owing to persons or entities which have provided products or services to our company, other than fees for services owing to our directors, officers or employees;

     b. all promissory notes owing to the two individuals; and

     c. consulting fees to our president totaling $30,000.

No compensation will be paid or due or owing to any officer or director until after transaction is effected.

     Our present management does not intend to use either the amounts previously invested or any borrowings for payments to them (other than $5,000 which has been paid to our president as consulting fees), but rather solely to pay offering expenses. After an acquisition transaction is made and affirmed by you, if our present management is still on board, they may utilize the amounts released for working capital as they see fit and may also borrow additional funds they believe are necessary for operations.

     The proceeds received in this offering will be put into the escrow account pending consummation of an acquisition and reconfirmation by you. These funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by our escrow agent U.S. BANK.

                                 CAPITALIZATION

The following table sets forth the capitalization of our Company as of December 21, 1999, and as adjusted to give effect to the sale of 1,000,000 to 6,000,000 Shares offered by us.


                                                June 30, 2001
                                                  Pro-Forma                   As Adjusted
                                               -----------------        ------------------------
                                                    Actual              Minimum          Maximum
                                                    ------              -------          -------
Short-term debt(1)                                 $35,321              $35,321          $35,321



                                               December 21, 1999
                                                   Pro-Forma                  As Adjusted
                                               -----------------        ------------------------
                                                    Actual              Minimum          Maximum
                                               -----------------        -------          -------
Stockholders' equity:
    Preferred shares, Series A $0.0001             $      2            $      2         $      2
     Par value. 1,000,000 shares authorized,
     20,000 shares issued. (2)

Common Stock, $0.0001 par value;
authorized 30,000,000 shares,
issued and outstanding
0 shares and 1,000,000 - 6,000,000
Shares, pro-forma as adjusted (3)                         0            $    100         $    600

Additional paid-in capital                         $    198            $  1,098         $  5,598

Deficit accumulated during
the development period                             $(33,522)           $(33,522)        $(33,522)

Stockholders' equity                               $      0                   0                0
Stockholders' equity                               $(33,322)           $(32,322)        $(27,322)
                                                    -------             -------          -------

Total capitalization                               $  1,999            $  2,999         $  7,999
                                                    =======             =======          =======



(1) For the terms of our short-term debt, see "Certain Transactions" and "Description of Securities".

(2) For a description of our preferred stock, see "Description of Securities". Payment for preferred shares had not been received at December 21, 1999. Payment was received thereafter. See also "Certain Transactions".

(3)  For a description of our common stock, see "Description of Securities".

                                PROPOSED BUSINESS

HISTORY AND ORGANIZATION


     Our company was incorporated on December 21, 1999. Since inception, we have directed our efforts to organizational efforts and to obtaining initial financing. To date, we have not engaged in any business activities other than those described in this prospectus.



PLAN OF OPERATION


     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if this investigation warrants, engaging in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or to seek the perceived advantages of a publicly-held corporation. If we merge with a business or company then this will likely be done via a "reverse merger". Our principal business objective is to seek long-term growth potential in a business combination with another company rather than to seek immediate, short-term earnings. We do not intend to restrict our search to any specific business, industry or geographical location. So far, we have not identified, conducted negotiations, or entered into a letter of intent with respect to a probable acquisition of assets or a business. Our president has, however, had a few, brief discussions with a few individuals where he described how a 419 company is structured and, without mentioning the name of our company, advised that he holds a controlling interest in a company which is filing a registration and hopes to effect a Rule 419 acquisition.

     We do not have any business activities which provide cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with borrowed money in our treasury. You and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money will be put. Although substantially all of the funds raised in this offering are intended to be utilized generally to effect a business combination, these proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, you will have an opportunity to evaluate the specific merits or risks of only the business combination(s) selected by our management. Cost overruns will be borne equally by all our current shareholders. Cost overruns will not be charged to our company, but is to be funded through current shareholders' voluntary contribution of capital or lenders who may be affiliates.

     We may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, potential loss of voting control and compliance with various Federal and State securities laws.

     We will not acquire assets or a target business unless the fair value of the assets or the target business represents at least $4,800 (80% of the maximumoffering proceeds). To determine the fair market value of a target business, our management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate target business, focusing attention on a potential target business' assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate what the fair market value is, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc., for that purpose.

     Based upon our management's assessment that the owners of the target business(es) will want to assume our voting control (to avoid tax consequences or to have complete authority to manage the business), it is probable we will combine with just one target business. We also anticipate that upon consummation of a business combination and a change of control that our current officers and directors will be removed or will resign. None of our officers or directors have had any preliminary contact or discussions with a representative of another entity regarding a business combination, other than a few, brief discussions that our president has had a few individuals where he described how a 419 company is structured and, without mentioning the name of our company, advised that he holds a controlling interest in a company which is filing a registration and hopes to effect a Rule 419 acquisition. Accordingly, any target business that is selected could be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings). In that event we will become subject to numerous risks inherent in the business and operations of these financially unstable and early stage or potential emerging growth companies. In addition, we could affect a business combination with an entity in an industry characterized by a high level of risk.

     Our management anticipates that because of our limited financing we will likely be able to effect only one potential business 0combination and that there will be dilution for our present and prospective shareholders which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in our company because it will not permit us to offset potential losses from one venture against gains from another.

     We believe that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital, which our company will have, or the benefits of a publiclytraded corporation. These perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and with businesses at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     If we have not consummated an acquisition that meets the necessary requirements within 18 months of the date of this prospectus, then Rule 419 requires us to return the funds held in escrow to all shareholders on a pro-rata basis. If we then determine that we are unable to conduct any business whatsoever we would then, in our sole discretion, seek stockholder approval to liquidate our company. If such a liquidation of our company were to occur at some point in time after we have complied with the provisions of Rule 419, then all stockholders of our company, including those owning shares purchased privately, will receive the liquidated assets on a pro-rata basis.


EVALUATION OF BUSINESS COMBINATIONS


     Our officers and directors will supervise the analysis of potential business combinations; however, none is a professional business analyst. Our management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through our company's present associations including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. At present we do not have consulting agreements with anyone to provide us this type of assistance.

     We do not intend to advertise or promote our company. Instead, our management will actively search for potential target businesses. In the event we decide to advertise (for example, in the form of an advertisement in a legal publication) to attract a target business, the cost of such advertising will be assumed by our management.

     In analyzing prospective business combinations, our management will consider among other factors:

     >>        available technical, financial, and managerial resources;

     >>        working capital and other financial requirements;

     >>        history of operation, if any; and prospects for the future;

     >>        nature of present and expected competition;

     >> quality and experience of management services which may be available and the depth of that management;

     >>        potential for further research, development, or exploration;

     >> specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of our company;

     >>        potential for growth or expansion;

     >>        potential for profit;

     >> perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors.

     Although it is anticipated that locating and investigating specific business proposals may take at least several months, the time such process will take can by no means be assured. However, such process cannot exceed, in any event, the 18-month time schedule set forth in Rule 419. The time and costs required to select and evaluate a business candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.


     Our officers and directors will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, our management intends to utilize written reports and personal investigation to evaluate the above factors.


     We anticipate that certain potential business combinations may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. At present, we do not intend to pay a finder's fee or other form of compensation to anyone for introducing us to a company with which we ultimately enter into a business combination.


     As our company will be subject to Section 15 (d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(ies) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934 are applicable.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you will therefore depend on the ability of our management to identify and evaluate those risks. In the case of a portion of the potential combinations available to us, it may be anticipated that their promoters were unable to develop a going concern or that such business is in its development stage and it has not generated significant revenues from its principal business activity prior to the merger or acquisition. Because of this inability there is a risk, even after the consummation of the business combination(s) and the related expenditure of our company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the potential combinations available to us may involve new and untested products, processes, or market strategies, which may not succeed. Alphatech and, therefore, you as its shareholders will assume those risks.


BUSINESS COMBINATION(S)

     When we implement a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business.


     You should note that any merger or acquisition effected by our company can be expected to have a significant dilutive effect on the percentage of shares held by the shareholders, including you who have purchased shares in this offering. On the consummation of a business combination, the target business will have significantly more assets than us; therefore, our management plans to offer a controlling interest in us to the target business. While we cannot predict the actual terms of a transaction, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954, as amended.

     In order to obtain tax-free reorganization, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders, including you, would retain less than 20% of the issued and outstanding shares of the surviving entity; this would result in significant dilution in your equity. Our management may choose to make these tax provisions available to us. Also, a majority of all our directors and officers may resign as directors and officers, as part of the terms of the acquisition transaction.

     We believe that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market, which may develop in our common stock, may have a depressive effect on such a market.

     As a part of our officers' and directors' investigation of an acquisition target, they intend to meet personally with target management and key personnel, visit and inspect target material facilities, obtain independent analysis or verification of certain information provided, check references of target management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The manner of the business combination will depend on the nature of the target business, the respective needs and desires of our company and other parties, the management of the target business opportunity, and our relative negotiating strength vs. that of the target management.


     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of operations, cash flows and stockholders' equity) of the proposed target.


     Our company will not purchase the assets of any company, which is beneficially owned by any of our officers, directors, promoters, affiliates, or associates. Furthermore, within two months after completion of this offering, we intend to have developed and adopted a procedure so that a specialmeeting of our shareholders will be called to vote upon a business combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of our outstanding stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with us. Our president has, however, had a few, brief discussions with a few individuals where he described how a 419 company is structured and, without mentioning the name of our company, advised that he holds a controlling interest in a company which is filing a registration and hopes to effect a Rule 419 acquisition. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by our promoters, our management or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing you the opportunity to fully evaluate the business combination.

     Our company has adopted a policy that we will not pay a finder's fee to any member of our management for locating a merger or acquisition candidate. No member of our management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of our successor management after a change in management control resulting from a business combination.

     We are an insignificant player among the firms, which engage in business combinations. There are many established venture capital and financial concerns, which have significantly greater, financial and personnel resources and technical expertise we do. In view of our combined limited financial resources and our limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small, blank check public companies located throughout the United States.

FORM AND STRUCTURE OF ACQUISITION

There are a number of various methods and forms by which we may structure a transaction to acquire an asset or another business. We may use, without limitation, one of the following forms:


>> A leveraged buyout transaction in which most of the purchase price is provided by borrowings (typically secured by the asset which is acquired or by the assets of an acquired business). Such borrowings are intended to be repaid out of the cash flow generated by the asset or by the business.

>>        A merger or consolidation of the acquired corporation into or with us.

>> A merger or consolidation of the acquired corporation into or with a subsidiary of us that is organized to facilitate the acquisition; or a merger or consolidation of such a subsidiary into or with the acquired corporation.

>> An acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us.

>> An acquisition of an asset(s) from its owner or of the asset(s) of a business by us or by a subsidiary that we organize for such a purpose.

>> A merger or consolidation of us with or into the acquired business or a subsidiary of the acquired business.


     A combination of any of the above.


     The actual form and structure of an asset purchase or a business combination may be also dependent upon numerous other factors including factors pertaining to the owner of the asset, or to the acquired business and its stockholders as well as potential tax and accounting treatments afforded to any business combination. We may utilize cash from this offering, equity, debt or a combination of these as consideration in effecting an asset acquisition or a business combination.

     Although we have no commitments as of the date of this prospectus to issue any shares of common stock other than as described in this prospectus, we will, in all likelihood, issue a substantial number of additional shares in connection with any business combination. To the extent that such additional shares are issued, dilution to the interest of our stockholders may occur. Additionally, if a substantial number of shares of common stock are issued in connection with a business combination, a change in control of us will likely occur.

     If we issue securities as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in our common stock, of which there is no assurance, may depress the price of our common stock in such market. Additionally, such issuance of additional securities by us would result in a decrease in the percentage of our issued and outstanding shares of common stock by the purchasers who are buying shares of common stock in this offering.

     There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect an asset acquisition or a business combination or otherwise finance the operations of an acquired business. The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms that we deem to be commercially acceptable and in our best interest. Any inability we may have to borrow funds for an additional infusion of capital into an acquired business may have material adverse effects on our financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an acquired business may have already incurred debt financing and, therefore, all risks associated with such debt financing.

INVESTMENT COMPANY REGULATION

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we could be classified as an "Investment Company."

EMPLOYEES

     We presently have no employees. Each of our officers and directors is engaged in outside business and the amount of time they will devote to our business will only be between five (5) and twenty (20) hours per person per month. We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with any decision we make of whether or not to acquire an asset or participate in a specific business opportunity. Upon completion of the public offering, we believe that our president and our other officers and directors will devote the time necessary each month to our affairs until a successful business opportunity has been acquired.

FACILITIES

     The president of our company, Mr. von Hahn, is a friend of one of the directors of Life Systems Corp., a company located at 8717 - 148th Ave., N.E., Redmond, WA 98052. As a result of this friendship, we have an oral agreement with Life Systems whereby we are permitted to use their offices at no cost to us. This oral agreement may be terminated on 30 days notice and is the only affiliation between our company and Life Systems. This arrangement is expected to continue after completion of this offering only until a business combination is consummated. We do not own any equipment, and do not intend to own any upon completion of this offering.


YEAR 2000 ISSUES

     Since we have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

                                   MANAGEMENT

Our officers and directors, and further information concerning them are as follows:


Name                                       Age          Position
----                                       ---          --------
Raynard von Hahn (1)                       42          President, Director
3677 West 21st Avenue
Vancouver, B.C.  V6S 1H2

Donald Sutton (1)                          52           Secretary-Treasurer,
Director
15482 - 91st Ave.
Surrey, B.C.  V3R 9C1



(1) May be deemed "Promoters" of Alphatech, as that term is defined under the Securities Act of 1933.


BIOGRAPHY


     Raynard von Hahn holds a Bachelor of Commerce degree from the University of British Columbia and a Bachelor of Law degree from the University of Western Ontario. He is a member of the Law Society of British Columbia and has had several years experience in litigation and corporate finance law. Since 1995, Mr. von Hahn has been the president of Power Pleadings Inc., a company which provides software solutions to litigation law firms. Since 1996, he has been involved, as a self- employed consultant, in the start-up, financings and corporate development of several publicly-listed companies, including resource and high-technology companies. Since 1999, he has been a principal of Hahn & Kleist Group, Inc., a company which provides consulting services to high technology companies.

     Donald Sutton holds an Associate of Arts degree (Mathematics & Sociology) from Brigham Young University. Since 1989 he has been the president of D.W. Sutton, Inc. a private consulting firm. D.W. Sutton, Inc. provides telemarketing services to public and private companies.

PRIOR BLANK CHECK COMPANY INVOLVEMENT BY MANAGEMENT

     Our management and their affiliates has not had and does not now have any interest or involvement in any other blank check offerings or companies.


MANAGEMENT MAY ENGAGE IN NEW OTHER BLANK CHECK COMPANIES


     While our management does not now have any interest in any other blank check company, they may have in the future. Consultants that our company may hire may have such interests, and this may occur before we have selected an acquisition target. Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Our management intends to present each business combination candidate to you and the other shareholders for their approval. There are currently no other such blank check affiliates seeking combination candidates.


REMUNERATION OF MANAGEMENT


     None of our officers or directors receive any cash remuneration, and none is to receive or accrue any remuneration or reimbursements of expenses from us upon completion of this offering. Pursuant to an agreement we have with two individuals, however, we have paid our president $5,000 in consulting fees. This agreement also provides that our president will be paid an additional $30,000 in consulting fees upon the consummation of a business combination. However, the additional consulting fees will only be paid if, at that time, we have sufficient funds available after payment of all legal, accounting and other fees and expenses and debts owing to persons or entities which have provided products or services to us, and payment of all promissory notes owing to the two individuals. No remuneration of any nature has been paid for or is on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time to our company's affairs. Our management holds 20,000 preferred shares and will be compensated for the work involved in administering our company and in seeking out and completing a successful business combination by the sale of or by the increase in value of these preferred shares if and when such a business combination is consummated.


MANAGEMENT INVOLVEMENT


     We have not yet conducted any business activities, and aside from the search for shareholders associated with our formation, our management has done no work with or for us. All of our management will speak to business associates and acquaintances and will search The New York Times, The Wall Street Journal and other business publications for target businesses. After the closing of this offering, our management intends to search for, evaluate and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in our company's affairs.


MANAGEMENT CONTROL


     Based on discussions among them, neither our management nor the two individuals who have an agreement with us whereby they and their acquaintances may subscribe for up to 2,950,000 shares in this offering, intend to divest themselves of ownership and control of us prior to the consummation of an acquisition or merger transaction.


                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".


     Under Article XI of our company's bylaws we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with us.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against the public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

                      MARKET FOR ALPHATECH'S COMMON STOCK


     Prior to this date, there has been no trading market for our common stock.Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act of 1934, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our company's consummation of a business combination pursuant to the requirements of Rule 419. There are currently two holders of our company's outstanding preferred stock and no holders of common stock. Current shareholders will have a small fraction of the common stock (20,000 shares) after conversion compared to the amount of this offering 1,000,000 to 6,000,000 shares. However, current shareholders or our affiliates may purchase shares in this offering and thus may have a substantial portion of the outstanding shares thereafter. We do not believe there is any likelihood of an active public trading market, as that term is commonly understood, developing for the shares unless there is a business combination of some type. There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither our company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the our common stock.

     We do not anticipate that any such negotiations, discussions or understandings will take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. That party or parties may employ consultants or advisors to obtain market makers, but present management of our company has no current intention of so doing. None of our officers, directors or controlling shareholders has in the past used particular consultants or advisers, and we have no set criteria to use in its possible evaluation of any consultants or advisers.

     In addition to the common shares that will be registered if the business acquisition is affirmed, there are other shares which may be traded under Rule 144 of the Securities Act of 1933 that will be held by persons who either invested prior to this offering, or who may invest privately during this offering or after it has been concluded. These shares, to the extent they can be traded under Rule 144, will compete for investors on resale along with shares sold in this offering.

     There are 20,000 shares of our preferred stock currently outstanding and they convert to 20,000 common shares. These shares are "restricted securities" as that term is defined in the Securities Act of 1933.

     If 1,000,000 shares are sold in this offering and all 20,000 preferred shares are converted, then this would add almost 2% additional shares to the possible "float". Rule 144 is complex, but in general where there is a private sale, the purchaser is not able to sell his shares publicly until a least one year has passed, and then may only do so through the market in a specified manner. After two years, non-affiliates (generally persons who are not officers, directors, or control persons of the company) may sell their shares freely if a market exists, but affiliates still have certain restrictions on resale, including volume limitations. Any shares purchased in the offering by an affiliate would, while that person is still an affiliate and 90 days thereafter, be subject to the resale limitations of Rule 144. The volume limitations as to an affiliate generally, and for a non affiliate after one year and up to two years from the acquisition, is 1% of the outstanding shares of the class sold during a quarter, or a greater amount if the trading volume is sufficient.

     Pursuant to Rule 144, if all the shares under this offering are sold, the holders of the restricted securities may each sell the preferred shares or the 20,000 common shares (after conversion of preferred shares) during any three (3) month period after December 21, 2000.

     Right now, we would be considered a "penny stock", which generally is a stock trading under $5.00. Because of abuses in such stocks, the SEC has promulgated certain rules regarding the risk disclosures to be made to investors and other disclosures. This often has the result of reducing trading in such stocks and making it more difficult for investors to sell their shares.

CERTAIN TRANSACTIONS


     We were incorporated in the State of Delaware on December 21,1999 and we issued 20,000 preferred shares to two shareholders at $0.01 per share, for a total of $200. The current breakdown of share ownership by shareholder may be found in the next section on principal stockholders.

     After December 21, 1999, we consummated our bridge financing in order to pay certain organizational expenses, the costs of the bridge financing and general costs of this offering. The following individuals loaned our company an aggregate of $33,500 and were issued promissory notes totalling that amount , which notes bear interest at the rate of 7% per annum, payable at the consummation of a business combination.



Names of Noteholders               Amount of Loan
------------------               --------------
Mark Manastyrski and William Hadcock $ 33,500
                                    ---------
Total                               $  33,500
                                    =========



     The organizational expenses and general costs of this offering are as follows:



Expense                                Amount
------------------               --------------
Legal fees                          $  14,000
Accounting fees                         9,220
Printing fees                           6,022
SEC filing                                100
Miscellaneous                             165
                                    ---------
Total                               $  29,507
                                    =========



     In addition, an officer of our company has incurred nominal expenses, totalling less than $200, on behalf of our company for expenses such as long-distance telephone calls, courier fees, and photocopying charges. We intend to reimburse him for these expenses from the proceeds of this offering and from company borrowings.

     We have an agreement with two individuals who have agreed to lend us monies to pay for the expenses of this offering, including the nominal expenses incurred by the officer of our company, in return for the right for them and their acquaintances to purchase up to 2,950,000 shares in this offering. The monies that they lend to us are repayable upon the closing of a post-effective amendment or other similar transaction. See Plan of Distribution and Terms of Offering.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of our company's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby and conversion to common by preferred shares, by (1) each person who is known by us to own beneficially more than 5% of Alphatech's outstanding common stock; (2) each of Alphatech's officers and directors; and (3) all directors and officers of Alphatech as a group.



Name/Address                                     Shares of               Percent of                 Percent of
Beneficial                                    Common Stock (2)          Class Owned                Class Owned
Owner                                        Beneficially Owned       Before Offering            After Offering (3)
------------                                 ------------------       ---------------            ------------------
                                                                                        Minimum Proceeds    Maximum Proceeds
                                                                                            of $1,000           of $6,000
Raynard von Hahn (1)                              19,800                    99%                1.9%               0.3%
3677 West 21st Avenue
Vancouver, B.C.   V6S 1H2

Mr. Donald Sutton (1)                                200                     1%                  -                 -
15482 - 91st Ave.
Surrey, B.C.  V3R 9C1

Total Officers                                    20,000                   100%                1.9%               0.3%
and Directors
(2 Persons)
                                                  ------                   ----                 --                 --
Total                                             20,000                   100%                1.9%               0.3%
                                                  ======                   ====                ===                ====



(1) May be deemed "promoters" of Alphatech, as that term is defined under the Securities Act of 1933, as amended.

(2)  Common shares each have one vote; preferred shares each have two votes.

(3) Does not include up to 2,950,000 common shares which may be purchased in this offering by our president and his acquaintances pursuant to a funding agreement we have with two individuals who have agreed to lend us funds to pay for the expenses of this offering. If our president should exercise this right and purchase all 2,950,000 common shares, then the percentage of the class owned by him would be 49.3%. See Plan of Distribution, Terms of offering.

     Preferred shares convert on a 1:1 basis into common shares. If our president Mr. von Hahn converts all 19,800 preferred shares which he holds into common shares, then:

     (1) if we complete the minimum offering of $1,000, he will hold approximately 1.9% of our company's common shares; and

     (2) if we complete the maximum offering of $6,000, he will hold approximately 0.3% of our company's common shares.

If, pursuant to a funding agreement we have with two individuals who have agreed to lend us funds to pay for the expenses of this offering, Mr. von Hahn should exercise the right to purchase 2,950,000 common shares in this offering, then the percentage of the class owned by him would be 49.3%.


                            DESCRIPTION OF SECURITIES

COMMON STOCK


     Our company is authorized to issue 30,000,000 shares of Common Stock, $0.0001 par value per share, of which no shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of common stock (1) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (2) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (3) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (4) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. The holders of shares of common stock of our company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of our company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our company's directors.

     We have an agreement with two individuals who have agreed to lend us money for our expenses. This agreement provides, in part, that upon the closing of a post-effective amendment or other similar transaction, the merging company may take the position that the insiders of our company have a disproportionate interest in our company as a function of all the consideration paid by public and private shareholders; and the merging company may make it a requirement of closing that the total number of shares held by insiders be reduced. If this occurs, then just prior to the closing:

     a. we shall cause the preferred shareholders to put their preferred shares to us at the rate of $0.01 per preferred share, and

     b. the two individuals, our president and certain shareholders introduced to our company by the two individuals and our president shall put their common shares, on a pro-rata basis, to us at $0.001 per share until the requirements of the merging company have been met.


FUTURE FINANCING


     In the event that the proceeds of this offering are not sufficient to enable us to successfully find a business combination we may seek additional financing. In this case we shall approach our shareholders and potential lenders for loans. At this time we believe that the proceeds of this offering will be sufficient for that purpose and therefore do not expect to issue any additional securities before the consummation of a business combination; however substantial additional debt may be required to fund the costs of the reconfirmation process, which may be substantially more than the original offering costs. This is likely to be provided by affiliates. Availability of such funds will be a prerequisite to professionals being retained to provide services associated with the reconfirmation. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for a financing through the issuance of additional securities and have no present plans to do so. We will not use the funds held in escrow as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to us.

PREPAIDS AND DUE TO LENDERS

     Two individuals have advanced $33,500 to our company for legal, accounting and printing costs related to our organization, audit and SEC filings. This amount has been recorded as prepaid expenses and deposits as at March 31, 2001. In addition, we have agreed to pay $1,000 for related costs; we expect that company borrowings and shareholders of our company will initially finance this amount.


PREFERRED SHARES

     Our company is authorized to issue 1,000,000 shares of Series A preferred stock, $0.0001 par value per share, of which 20,000 preferred shares were issued and outstanding as of the date of this prospectus. Each preferred share is entitled to two votes and may, in certain instances, at the option of our company or the holder, be converted into one share of common stock. Preferred shares have certain rights to:


     (a)  dividends;

     (b)  preference over common shares in the event of:
          1.   liquidation, dissolution, or winding-up of our company, or
          2. payment (if any) to Alphatech shareholders in the event of a merger or share exchange of our company, or a sale or other disposition of all or substantially all of the assets of our company; and
     (c) "piggyback" registration in the event that they have been converted into common shares and our company plans to effect a public registration of its common shares subject to underwriter approval.

     We have an agreement with two individuals who have agreed to lend us money to pay for the expenses of this offering. Our agreement includes a 'squeeze-down' provision which provides that upon the closing of a post-effective amendment or other similar transaction, the merging company may take the position that the insiders of our company have a disproportionate interest in our company as a function of all the consideration paid by public and private shareholders; and the merging company may make it a requirement of closing that the total number of shares held by insiders be reduced. If this occurs, then just prior to the closing our preferred shareholders, amongst others, shall put their preferred shares to us at the rate of $0.01 per preferred share.

REPORTS TO STOCKHOLDERS


     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year, which ends on December 31st. We also intend to furnish our shareholders with quarterly reports for the first three quarters of each year which contain unaudited financial information.


DIVIDENDS


     We were only recently organized and have no earnings. To date, we have not paid any dividends and we have no assets from which to pay dividends nor do we expect to pay dividends for the foreseeable future. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until such time that a business combination is reconfirmed by our stockholders. However, there are no assurances that upon the consummation of a business combination, we will have earnings or issue dividends. Therefore, it is not expected that cash dividends, if any, will be paid to our stockholders until after a business combination is reconfirmed. As a shareholder, you should not expect to receive any dividends.


TRANSFER AGENT


     Our company will act as its own transfer agent until a post-effective amendment has been filed.


                              PLAN OF DISTRIBUTION

     Our company hereby offers the right to subscribe for up to 6,000,000 Common Shares at $0.001 per Share. We propose to offer the Shares directly to investors and no compensation is to be paid to any person in connection with the offer and sale of the shares. Our officers and directors will distribute prospectuses related to this offering. We estimate approximately 400 prospectuses shall be distributed in such a manner. Our management intends to distribute prospectuses to acquaintances, friends and business associates. The offering shall be conducted by Mr. Raynard von Hahn and Mr. Donald Sutton.

     We have an agreement with two individuals who have agreed to lend us money for the purpose of enabling us to repay debts we had incurred, pay certain fees, and pay our ongoing expenses, in return for acquiring the right for them and their acquaintances to buy shares in this offering. Pursuant to this agreement, the two individuals initially lent us the sum of $27,500.00 for which we issued them a promissory note. These funds were used as follows: $15,992.84 was paid to our president for legal, accounting and printing fees which he had previously paid on behalf of our company, $5,000 was paid to our president as a consulting fee, $5,000 was paid to our attorneys, and $1,507.16 was kept by us for miscellaneous expenses. These two individuals later lent an additional $2,000 to pay for our retainer with our auditors and we issued them a promissory note for this amount.

     Our agreement with the two individuals also provides that they shall lend additional amounts to us on an ongoing basis to pay for our ongoing operating expenses. Such expenses shall include, but are not limited to, the legal, accounting, printing and filing fees and expenses incurred by us for this offering. Such ongoing operating expenses shall not include any consulting fees or salaries for our directors, officers and employees. For each advance of funds made to us by the two individuals, we have agreed to provide them with a promissory note.

     In consideration for making loans to us, as set out above, the two individuals and up to fifty of their acquaintances, shall be given the right to collectively acquire up to 2,950,000 shares in our common stock, pursuant to this offering, at $0.001 per share. Our agreement also provides that as part of this offering, we shall offer a total of approximately 100,000 common shares to an anticipated 250 to 300 other individuals or entities and up to a further 2,950,000 common shares to our president and his acquaintances.

     While our Officers and Directors will not receive any compensation for their services in connection with the offering, we will reimburse them for their reasonable expenses. Although Mr. von Hahn and Mr. Sutton are "associated persons" of our company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, they are deemed not to be brokers for the following reasons:

(1) the officers and directors are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934 at the time of his/her participation in the sale of the our securities;

(2) they will not be compensated in connection with their participation in the sale of our company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;


(3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of our company's securities; and


(4) each associated person shall restrict his/her participation to the following activities:

          (a) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) Performing ministerial and clerical work involved in effecting any transaction.


     As of the date of this prospectus, we have retained no broker in connection with the sale of securities being offered under this prospectus. In the event that a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed with the SEC.

     Neither our company nor anyone acting on its behalf including our shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us (or anyone acting on our behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Our investors shall make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over investors' decisions.


     State and Provincial securities laws limit where this offering may be made primarily and whether a secondary sale by an investor may be made. We intend for primary sales to be in Canada, overseas, and possibly in New York State. Secondary sales will depend on what exemptions are available, such as the manual exemption (Standard and Poor) or our reporting status.

METHOD OF SUBSCRIBING


     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to us at 8717-148th Avenue, N.E. Redmond, WA 98052. The subscription price of $0.001 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to Alphatech, Inc. and U.S. Bank. This offering is being made on a minimum of $1,000, maximum of $6,000 basis. Thus, unless at least 1,000,000 shares are sold, none will be sold.

     Our company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by our officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards reselling such shares thereafter.

REGULATION M

     Regulation M of the Securities and Exchange Commission is an anti-manipulative Rule established to preclude market-making activities by interested persons who intend to promote the offering distribution. It precludes certain market-making activities by distribution participants, which may include Alphatech and its officers and Directors. In the context of this offering, it would preclude market purchases of our common stock while the distribution is in process. The president of Alphatech has the power to introduce persons (including himself) to us who can purchase a significant portion of the offering; these purchases would not be in the secondary market, if any develops, and thus would not, in our management's opinion, be subject to Regulation M. Management intends to receive assurances from the two individuals who are loaning funds to us, who may introduce their acquaintances to us and purchase a significant part of this offering, that they will not participate in any secondary transaction until the entire offering is completed.


                                 EXPIRATION DATE

     This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by our company).

                                   LITIGATION

     Our company is not presently a party to any litigation, nor to the knowledge of management is any material litigation threatened against us.

                                 LEGAL OPINIONS

     Butcher & Williams, P.S. Suite 3827 - 1001 Fourth Avenue, Seattle WA 98154, our special counsel, has rendered an opinion that the Shares are validly issued.

                                     EXPERTS


     The balance sheet of our company as of December 31, 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from inception (date of incorporation) through December 31, 1999 and 2000 included in this prospectus and incorporated by reference in the Registration Statement, have been audited by Williams & Webster, P.S., independent auditors, as stated in their audit report appearing herein, and are included in reliance upon the reports of such firm as expert in accounting and auditing.


                              FURTHER INFORMATION


     We have filed with the SEC, a registration statement on Form SB-2with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the registration statement as permitted by the Rules and Regulations of the SEC. Reports and other information filed by our company may be inspected and copied at the public reference facilities of the SEC in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rate or at the SEC's website, www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the registration statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Alphatech, Inc.
Vancouver, BC Canada


INDEPENDENT AUDITOR'S REPORT


     We have audited the accompanying balance sheets of Alphatech, Inc. (a development stage company) as of December 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from December 21, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alphatech, Inc. as of December 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the years then ended, and for the period from December 21, 1999 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. The Company recognized a loss of $15,757 for the year ended December 31, 2000, and has a working capital deficit $26,607. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 1, 2001

                                ALPHATECH, INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                           December 31, 2000 and 1999

                                 ALPHATECH, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           December 31, 2000 and 1999


                                                                          December 31,  December 31,
                                                                              2000          1999
                                                                            --------      --------
ASSETS

       CURRENT ASSETS
              Cash                                                          $     22      $    200
                                                                            --------      --------
               Total Current Assets                                               22           200
                                                                            --------      --------

       TOTAL ASSETS                                                         $     22      $    200
                                                                            ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
              Accounts payable-related parties                              $ 20,493      $ 11,000
              Accounts payable                                                 5,000            --
              Accrued interest                                                   971            --
              Franchise tax payable                                              165            50
                                                                            --------      --------
               Total Current Liabilities                                      26,629        11,050
                                                                            --------      --------


       COMMITMENTS AND CONTINGENCIES                                              --            --
                                                                            --------      --------

       STOCKHOLDERS' EQUITY
              Preferred stock: 1,000,000 shares $0.0001 par authorized;
                20,000 shares of Series A issued, and outstanding                  2             2
              Common stock: 30,000,000 shares, $0.0001par authorized;
               none issued and outstanding                                        --            --
              Additional paid-in capital                                         198           198
              Deficit accumulated during the development stage               (26,807)      (11,050)
                                                                            --------      --------
               Total Stockholders' Equity                                    (26,607)      (10,850)
                                                                            --------      --------


       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $     22      $    200
                                                                            ========      ========

   The accompanying notes are an integral part of these financial statements.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                            From Inception        From Inception
                                                         (December 21, 1999)    (December 21, 1999)
                                   For the year ended             to                    to
                                      December 31,           December 31,          December 31,
                                          2000                   1999                  2000
                                       --------                --------              --------
REVENUES                               $      -                $      -              $      -
                                       --------                --------              --------

EXPENSES
  Accounting                              1,370                   2,500                 3,870
  Legal                                   5,000                   8,500                13,500
  General and administrative              4,272                      --                 4,272
  Franchise tax                             114                      50                   164
  Consulting Fees                         5,000                      --                 5,000
                                       --------                --------              --------
    TOTAL EXPENSES                       15,757                  11,050                26,807

LOSS BEFORE TAXES                       (15,757)                (11,050)              (26,807)
                                       --------                --------              --------

INCOME TAX EXPENSE                           --                      --                    --
                                       --------                --------              --------

NET LOSS                               $(15,757)               $(11,050)             $(26,807)
                                       ========                ========              ========

NET LOSS PER COMMON SHARE,
  BASIC AND DILUTED                    $      -                $      -              $      -
                                       ========                ========              ========

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING,
  BASIC AND DILUTED                          --                      --                    --
                                       ========                ========              ========

   The accompanying notes are an integral part of these financial statements.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY

                                                                                                            Deficit
                                                                                                           Accumulated
                                     Series A                                    Additional                  During       Total
                                     Preferred               Common Stock          Paid-in   Subscription  Development Stockholders'
                               Shares       Amount       Shares       Amount       Capital    Receivable      Stage        Equity
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 21, 1999          --     $     --            -     $     --     $     --     $            $     --      $     --
Subscribed at inception         20,000            2            -           --          198         (200)          --            --
Collection of subscription
   receivable
                                    --           --            -           --           --          200           --           200
Net loss, December 31, 1999         --           --            -           --           --           --      (11,050)      (11,050)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 31, 1999      20,000            2            -           --          198           --      (11,050)     $(10,850)
Net loss December 31, 2000          --           --            -           --           --           --      (15,757)      (15,757)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 31, 2000      20,000     $      2            -     $     --     $    198     $     --     $(26,807)     $(26,607)
                              ========     ========     ========     ========     ========     ========     ========      ========



   The accompanying notes are an integral part of these financial statements.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                                                      Period from
                                                                      For Year Ended              December 21, 1999
                                                              -------------------------------       (Inception) to
                                                               December 31,      December 31,         December 31,
                                                                   2000              1999                 2000
                                                              --------------    -------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $(15,757)         $(11,050)            $(26,807)
  Adjustments to reconcile net loss to net cash
      (provided) used by operating activities:
  Changes in assets and liabilities:
   Increase in accounts payable-related parties                    9,493            11,000               20,493
   Increase in accounts payable                                    5,000                --                5,000
   Increase in franchise tax payable                                 115                50                  165
   Increase in accrued interest                                      971                --                  971
                                                                --------          --------             --------
         Net cash provided (used) by operating activities           (178)               --                 (178)
                                                                --------          --------             --------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES                           --                --                   --
                                                                --------          --------             --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Issuance of class A preferred stock                                 --               200                  200
                                                                --------          --------             --------
          Net cash provided (used) by financing activities            --               200                  200
                                                                --------          --------             --------


  Net increase (decrease) in cash and equivalents                   (178)              200                   22


Cash, beginning of period                                            200                --                   --
                                                                --------          --------             --------

Cash, end of period                                             $     22          $    200             $     22
                                                                ========          ========             ========

SUPPLEMENTAL DISCLOSURES:
  Interest Paid
                                                                $     --          $     --             $     --
                                                                ========          ========             ========
  Income Taxes Paid                                             $     --          $     --             $     --
                                                                ========          ========             ========


   The accompanying notes are an integral part of these financial statements.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999


NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

Alphatech, Inc. (the "Company") was incorporated on December 21, 1999 (inception) in the state of Delaware as a "blank check" or "shell" company. The Company is in the development stage. All activity of the Company to date has been related to organization and proposed fund raising. Management has elected a December 31 year-end for the Company. The principal purpose of the Company is to acquire an asset or to merge with an operating company in a reverse merger transaction; that is, the shareholders of the Company will likely become the minority shareholders in an operating entity. This transaction will be accounted for as a recapitalization of the merger partner, if and when it occurs. No merger partner has been identified. The Company's plans in this regard involve filing a registration statement under the SEC's shelf registration rules, Rule 419.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transaction and events as of the date of the financial statements. Accordingly, upon settlements, actual results may differ from estimated amounts

Cash and Cash Equivalents
For the purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The carrying amounts for cash, payables, and accrued expenses approximate their fair value.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999



NOTE 2--SUMMARY OF SIGNIGFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2000 and December 31, 1999, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Compensated Absences
Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2000, the Company had net deferred tax assets of approximately $5,600, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999


NOTE 2--SUMMARY OF SIGNIGFICANT ACCOUNTING POLICIES (CONTINUED)

Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at December 31, 2000.

At December 31, 2000, the Company has net operating loss carryforwards of approximately $26,000, which expire in the years 2019 through 2020.

Basic and Diluted Loss Per Share
As of the date of presentation the Company has not issued shares of common stock and therefore loss per basic and diluted share has not been presented. The Company's complex capital structure involves common shares and preferred shares. 20,000 of the Series A preferred shares have been issued.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $15,757 for the year ended December 31, 2000, a net lost of $11,050 for the year ended December 31, 1999, had no sales, and has an accumulated deficit of $26,807 since inception. The financial statement do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's ability to continue as a going concern is dependent on locating adequate financing from borrowing or capital contributions to meet the Company's legal, accounting and other administrative costs until an asset or a merger partner can be located. Management's plans include seeking an asset or a merger partner and securing financing to meet its regulatory filing obligations and other financial commitments.

If a qualified acquisition or business combination has not been arranged within 18 months of the effective date of the registration statement that is filed under the SEC's Rule 419, then the Company may seek stockholder approval to liquidate itself. The preferred shares may have a significant dilutive effect on any future income per share.

Recent Accounting Pronouncements
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), and No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that companies report information about operating segments in

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999



NOTE 2--SUMMARY OF SIGNIGFICANT ACCOUNTING POLICIES (CONTINUED)

annual financial statements and requires reporting of selected information about operating segments in interim financial statements. Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards, and their adoption had no effect on the Company's financial statements and disclosures.

In September 2000 the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.


NOTE 3--ACCOUNTS PAYABLE--RELATED PARTIES

Officers of the Company have advanced $15,493 for filing fees, legal, and accounting costs related to the organization of the Company, audit and SEC filings. This amount is included in accounts payable- related parties as of December 21, 2000. A promissory note totalling $11,000 has been issued for part of this debt. This note bears interest at the rate of 7% per annum and is payable at the consummation of a business combination. Additionally, the Company has agreed to pay $1,000 for related costs, which amount is expected to be initially financed by shareholders of the Company. At December 31, 2000, interest in the amount of $971 had been accrued.

Additionally, $5,000 in consulting fees is owed to an officer of the company, to be paid at such time as there is working capital to cover expenses.


NOTE 4--PREFERRED STOCK

The Board of Directors has the authority, without further stockholder action, to determine the preferences, limitations, and relative rights of the preferred stock, subject to the requirements of the Delaware Business Corporation Act. As a general matter, Series A preferred stock has rights and preferences superior to common shares. These include voting rights, preferences to dividends, payments from transactions related to mergers or acquisitions, conversion features, preferences in liquidation and winding up of the Company, and other rights and preferences.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999

NOTE 4--PREFERRED STOCK (CONTINUED)

Series A Preferred
The Company is authorized to issue 1,000,000 shares of Series A preferred stock. Each of the Company's preferred shareholders is entitled to two votes per preferred share, while each common share entitles the shareholder to one vote per share. At December 31, 2000, 20,000 shares of Series A preferred stock were issued and outstanding.

The holders of the Series A preferred shares are entitled to receive (if and when) declared by the Board, a non-cumulative preference of 10% on cash dividend, up to $0.10 maximum total accumulated dividends per Series A share. Series A shares and any accumulated dividends will be adjusted by stock splits, or other corporate action so that there will be no dilution in the Series A preferences or relative percentage outstanding.

Under certain circumstances each share of preferred stock can be converted into one share of common stock. The preferred shares shall be convertible at the option of the preferred shareholder into common shares as follows:

(1) none for the 12 month period following issuance to the shareholder unless a greater amount is approved by the Company;

(2) 100% may be converted to common shares 12 months after they have been issued to the shareholder.

The preferred shares shall automatically convert into common shares at the election of the Company if any one of the following shall occur:

(1) The holders of 51% of the Series A Preferred shares outstanding have given notice of election to convert;

(2) The board of directors of the Company shall have approved a plan of reorganization, exchange, merger or consolidation to which the Company is a party, or an acquisition of the Company;

(3) Immediately upon the closing of an underwritten public offering with respect to the common stock of the Company where the amount of such securities sold is $5,000,000 or more;

(4) When the Company shall have a net worth of $5,000,000 or more;

(5) After the common shares shall have been listed on NASDAQ for three months or more.

NOTE 5--COMMON STOCK

At December 31, 2000, 30,000,000 shares of $0.0001 par common stock were authorized, but none were issued or outstanding.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2000 AND 1999

NOTE 6--COMMITMENTS AND CONTINGENCIES

Office Lease
The Company maintains its administrative offices in. Redmond, WA at no cost, and without a written lease agreement. However, the principals of the Company are located in Vancouver, B.C., and Surrey, B.C.

NOTE 7--SUBSEQUENT EVENTS

Subsequent to the date of these financial statements, the Company borrowed $27,500 from two individuals, and issued a promissory note to them for that amount. The money borrowed is payable in full on or before the date that the Company consummates a business combination, and is subject to a 7% per annum interest rate.

                          ACCOUNTANT'S REVIEW REPORT

The Board of Directors
Alphatech, Inc.
Vancouver, BC
Canada

ACCOUNTANT'S REVIEW REPORT

     We have reviewed the accompanying balance sheet of Alphatech, Inc., as of June 30, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months then ended. All information included in these financial statements is the representation of the management of Alphatech, Inc.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

     The financial statements for the year ended December 31, 2000 were audited by us and we expressed an unqualified opinion on it in our report dated June 1, 2001. We have not performed any auditing procedures since that date.

     As discussed in Note 2, the Company has been in the development stage since its inception on December 21, 1999. The Company has no operating revenues and has recurring losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 26, 2001

                                ALPHATECH, INC.
                         (A Development Stage Company)

                             FINANCIAL STATEMENTS

                                 June 30, 2001

                                 ALPHATECH, INC
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                  June 30, 2001


                                                                           June 30,
                                                                             2001           December 31,
                                                                         (Unaudited)            2000
                                                                           --------           --------
ASSETS

       CURRENT ASSETS
              Cash                                                         $  1,999           $     22
                                                                           --------           --------
               Total Current Assets                                           1,999                 22
                                                                           --------           --------

       TOTAL ASSETS                                                        $  1,999           $     22
                                                                           ========           ========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

       CURRENT LIABILITIES
              Accounts payable-related parties                             $     --           $ 20,493
              Accounts payable                                                4,000              5,000
              Franchise tax payable                                             165                165
              Accrued interest                                                1,352                971
              Notes payable                                                  29,500                 --
                                                                           --------           --------
               Total Current Liabilities                                     35,017             26,629
                                                                           --------           --------


       COMMITMENTS AND CONTINGENCIES                                             --                 --
                                                                           --------           --------

       STOCKHOLDERS' EQUITY (DEFICIT)
              Preferred stock: 1,000,000 shares $0.0001 par authorized ;
                20,000 shares of Series A issued, and outstanding                 2                  2
              Common stock: 30,000,000 shares, $0.0001par authorized;
               none issued and outstanding                                       --                 --
              Additional paid-in capital                                        198                198
              Deficit accumulated during the development stage              (33,218)           (26,807)
                                                                           --------           --------
               Total Stockholders' Equity (Deficit)                         (33,018)           (26,607)
                                                                           --------           --------


      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                 $  1,999           $     22
                                                                           ========           ========

            See accountant's review report and accompanying notes.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                                From Inception
                                                                                                             (December 21, 1999)
                            Three Months ended   Three Months ended   Six Months ended   Six Months ended             to
                                 June 30,             June 30,            June 30,           June 30,              June 30,
                                   2001                 2000                2001               2000                  2001
                               (Unaudited)           (Unaudited)        (Unaudited)        (Unaudited)           (Unaudited)
                               -----------           -----------        -----------        -----------           -----------
REVENUES                          $     --             $     --           $     --           $     --             $     --
                                  --------             --------           --------           --------             --------

EXPENSES
  Accounting                         5,350                1,370              5,350              1,370                9,220
  Legal                                 --                   --                 --                 --               13,500
  General and administrative           542                3,421              1,061              3,673                5,332
  Franchise tax                         --                   --                 --                 --                  165
  Consulting Fees                       --                   --                 --                 --                5,000
                                  --------             --------           --------           --------             --------
    TOTAL EXPENSES                   5,892                4,791              6,411              5,043               33,218
                                  --------             --------           --------           --------             --------

LOSS BEFORE TAXES                   (5,892)              (4,791)            (6,411)            (5,043)             (33,218)

INCOME TAX EXPENSE                      --                   --                 --                 --                   --
                                  --------             --------           --------           --------             --------

NET LOSS                          $ (5,892)            $ (4,791)          $ (6,411)          $ (5,043)            $(33,218)
                                  ========             ========           ========           ========             ========

NET LOSS PER COMMON SHARE,
  BASIC AND DILUTED               $     --             $     --           $     --           $     --             $     --
                                  ========             ========           ========           ========             ========

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING,
  BASIC AND DILUTED                     --                   --                 --                 --                   --
                                  ========             ========           ========           ========             ========

            See accountant's review report and accompanying notes.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                                                                           Deficit
                                                                                                         Accumulated
                                     Series A                                     Additional               (During        Total
                                     Preferred               Common Stock          Paid-in  Subscription Development  Stockholders'
                               Shares       Amount       Shares       Amount       Capital    Receivable    Stage)  Equity (Deficit)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 21, 1999           -     $      -            -     $      -     $      -     $     --     $      -      $      -
Subscribed at inception         20,000            2            -            -          198         (200)           -             -
Collection of subscription
    receivable                       -            -            -            -            -          200            -           200
Net loss, December 31, 1999          -            -            -            -            -            -      (11,050)      (11,050)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 31, 1999      20,000            2            -            -          198            -      (11,050)      (10,850)
Net loss December 31, 2000           -            -            -            -            -            -      (15,757)      (15,757)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, December 31, 2000      20,000            2            -            -          198            -      (26,807)      (26,607)
Net loss six months ended
June 30, 2001(unaudited)             -            -            -            -            -            -       (6,411)       (6,411)
                              --------     --------     --------     --------     --------     --------     --------      --------
Balance, June 30, 2001
(unaudited)                     20,000     $      2            -     $      -     $    198     $      -     $(33,218)     $(33,018)
                              ========     ========     ========     ========     ========     ========     ========      ========

            See accountant's review report and accompanying notes.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                 Period from
                                                                For The Six Months Ended      December 21, 1999
                                                             --------------------------------   (Inception) to
                                                                 June 30,         June 30,         June 30,
                                                                  2001             2000              2001
                                                               (Unaudited)      (Unaudited)      (Unaudited)
                                                             ---------------  --------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $ (6,411)        $ (5,043)        $(33,218)
  Adjustments to reconcile net loss to net cash
      (provided) used by operating activities:
  Changes in assets and liabilities:
   Increase (decrease) in accounts payable-related parties      (20,493)           4,493               --
   Increase (decrease) in accounts payable                       (1,000)              --            4,000
   Increase (decrease) in franchise tax payable                      --               --              165
   Increase (decrease) in accrued interest                          381              462            1,352
                                                               --------         --------         --------
         Net cash provided (used) by operating activities       (27,523)             (88)         (27,701)
                                                               --------         --------         --------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES                          --               --               --
                                                               --------         --------         --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Proceeds from notes payable                                    29,500               --           29,500
  Issuance of class A preferred stock
                                                                     --               --              200
                                                               --------         --------         --------
          Net cash provided (used) by financing activities       29,500               --           29,700
                                                               --------         --------         --------


  Net increase (decrease) in cash and equivalents                 1,977              (88)           1,999

Cash, beginning of period                                            22              200               --
                                                               --------         --------         --------

Cash, end of period                                            $  1,999         $    112         $  1,999
                                                               ========         ========         ========

SUPPLEMENTAL DISCLOSURES:
  Interest Paid
                                                               $     --         $     --         $     --
                                                               ========         ========         ========
  Income Taxes Paid                                            $     --         $     --         $     --
                                                               ========         ========         ========

            See accountant's review report and accompanying notes.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2000



NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

Alphatech, Inc. (the "Company") was incorporated on December 21, 1999 (inception) in the state of Delaware as a "blank check" or "shell" company. The Company is in the development stage. All activity of the Company to date has been related to organization and proposed fund raising. Management has elected a December 31 year-end for the Company. The principal purpose of the Company is to acquire an asset or to merge with an operating company in a reverse merger transaction; that is, the shareholders of the Company will likely become the minority shareholders in an operating entity. This transaction will be accounted for as a recapitalization of the merger partner, if and when it occurs. No merger partner has been identified. The Company's plans in this regard involve filing a registration statement under the SEC's shelf registration rules, Rule 419.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
For the purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The carrying amounts for cash, payables, and accrued expenses approximate their fair value.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2001




NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At June 30, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Compensated Absences
Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2001



NOTE 2--SUMMARY OF SIGNIGFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Taxes - (continued)
At June 30, 2001, the Company had a net deferred tax asset of approximately $7,300, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at June 30, 2001.

At June 30, 2001, the Company has net operating loss carryforwards of approximately $33,500, which expire in the years 2019 through 2020.

Basic and Diluted Loss Per Share
As of the date of these financial statements, the Company has not issued shares of common stock and, therefore, there is no basic and diluted loss per share presented. The Company's complex capital structure involves common shares and preferred shares. 20,000 of the Series A preferred shares have been issued. These shares are convertible to 20,000 common shares. See Note 4. The Company's preferred shares are not included in the calculation of diluted loss per share, as their inclusion would be anti-dilutive.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $6,715 for the six months ended June 30, 2001, had no sales, and has an accumulated deficit of $33,522 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's ability to continue as a going concern is dependent on its locating adequate financing from borrowing or capital contributions to meet the Company's legal, accounting and other administrative costs until an asset or a merger partner can be located. Management's plans include seeking an asset or a merger partner and securing financing to meet its regulatory filing obligations and other financial commitments.

If a qualified acquisition or business combination has not been arranged within eighteen months of the effective date of the registration statement that is filed under the SEC's Rule 419, then the Company may seek stockholder approval to liquidate itself. The preferred shares may have a significant dilutive effect on any future income per share.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2001


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Pronouncements
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), and No. 131, "Disclosures about Segments of an Enterprise and Related Information"("SFAS No. 131"). SFAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards, and their adoption had no effect on the Company's financial statements and disclosures.

In September 2000 the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.


NOTE 3--RELATED PARTY TRANSACTIONS

Two individuals loaned the Company $29,500 to reimburse an officer of the Company for payment of legal, accounting, audit, and SEC filing fees, and other related organization costs, as well as payment of consulting fees owing. Two unsecured promissory notes have been issued to the two individuals for the amount of the lent; each of the notes has an interest rate of 7% per annum and is repayable in full on or before the date that the Company consummates a business combination. The amounts loaned are included in Notes Payable in the financial statements. In addition, the two individuals have agreed to loan additional amounts to the Company, as needed, to pay for the Company's ongoing operating expenses. At June 30, 2001, interest in the amount of $986 had accumulated on the promissory notes.

In addition to the promissory notes for the total amount lent, the individuals were given options to purchase shares of the Company's common stock. (See Note 7.)

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2001


NOTE 4--PREFERRED STOCK

The Company's board of directors has the authority, without further stockholder action, to determine the preferences, limitations, and relative rights of the preferred stock, subject to the requirements of the Delaware Business Corporation Act. As a general matter, Series A preferred stock has rights and preferences superior to common shares. These include voting rights, preferences to dividends, payments from transactions related to mergers or acquisitions, conversion features, preferences in liquidation and winding up of the Company, and other rights and preferences.

Series A Preferred
The Company is authorized to issue 1,000,000 shares of Series A preferred stock, $0.0001 par value per share. Each of the Company's preferred shareholders is entitled to two votes per preferred share, while each common share entitles the shareholder to one vote per share. At June 30, 2001, 20,000 shares of Series A preferred stock were issued and outstanding.

The holders of the Series A preferred shares are entitled to receive, if and when declared by the Board, a non-cumulative preference of 10% on cash dividend, up to $0.10 maximum total accumulated dividends per Series A share. Series A shares and any accumulated dividends will be adjusted by stock splits, or other corporate action so that there will be no dilution in the Series A preferences or relative percentage outstanding.

Under certain circumstances each share of preferred stock can be converted into one share of common stock. The preferred shares shall be convertible at the option of the preferred shareholder into common shares as follows:

(1) None for the twelve month period following issuance to the shareholder unless a greater amount is approved by the Company;

(2) 100% may be converted to common shares twelve months after they have been issued to the shareholder.

The preferred shares shall automatically convert into common shares at the election of the Company if any one of the following shall occur:

(1) The holders of 51% of the Series A Preferred shares outstanding have given notice of election to convert;

(2) The board of directors of the Company shall have approved a plan of reorganization, exchange, merger or consolidation to which the Company is a party, or an acquisition of the Company;

(3) Immediately upon the closing of an underwritten public offering with respect to the common stock of the Company where the amount of such securities sold is $5,000,000 or more;

(4) When the Company shall have a net worth of $5,000,000 or more;

(5) After the common shares shall have been listed on NASDAQ for three months or more.

                                 ALPHATECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2000


NOTE 5--COMMON STOCK

At June 30, 2001, 30,000,000 shares of $0.0001 par value common stock were authorized, but none were issued or outstanding.

NOTE 6--COMMITMENTS AND CONTINGENCIES

Office Lease
The Company maintains its administrative offices in Redmond, Washington at no cost, and without a written lease agreement. However, the principals of the Company are located in Vancouver, B.C., and Surrey, B.C.

NOTE 7--STOCK OPTIONS

On January 2, 2001, the Company granted stock options to two individuals enabling them or their designees to purchase up to 2,950,000 shares of common stock of the maximum 6,000,000 shares available in the initial public offering of the Company, at a price of $0.001 per share.

In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.001, risk free interest rate of 5%, expected life of 1 year, and expected volatility of 30%. At June 30, 2001, no value was recorded for these options based upon these Black Scholes assumptions. These stock options are exercisable immediately following the acceptance of the Company's SB-2 registration.


NOTE 8--SUBSEQUENT EVENT

Subsequent to the date of these financial statements, the Company borrowed $4,000 from the two individuals mentioned in Notes 3 and 7, and issued a promissory note to them for that amount. The money borrowed is repayable in full on or before the date that the Company consummates a business combination, and is subject to a 7% per annum interest rate.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. --

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article 7.4 of the Company's By-laws provides for the indemnification of the Company's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article 7.4 provides that the Company will hold harmless and will indemnify all officers, directors, employees and agents of the Company against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against the Company) only if the Company's Board of Directors authorized such proceeding.

If the Company does not pay a claim under the above paragraph in full within 30 days after the Company has received a written claim, the claimant may at anytime thereafter bring suit against the Company to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, the Company will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


             Escrow Fee                                 $     0.00
             Securities and Exchange Commission
                Registration Fee                        $      100
             Legal Fees                                 $   14,000
             Accounting Fees                            $    9,220
             Printing and Engraving                     $    6,022
             Blue Sky Qualification Fees and Expenses   $    1,000
             Miscellaneous                              $      165
             Transfer Agent Fee                         $     0.00
                 TOTAL                                  $   29,507


Item 26. Recent Sales of Unregistered Securities

The Company issued 20,000 Series A Preferred Shares between December 21, 1999 and February 29, 2000 to its initial stockholders for $200, or $0.01 per Share.


                                       Shares Purchased(2)             Paid
                                       -------------------             ----
Raynard von Hahn (1)                         19,800                   $  198
3677 West 21st Avenue
Vancouver, B.C. V6S 1H2

Donald Sutton (1)                               200                   $    2
15482 - 91st Ave.
Surrey, B.C.  V3R 9C1

Total                                        20,000                   $  200
                                             ------                   ------


(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

(2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

Item 27.
                                    EXHIBITS

3.1       Certificate of Incorporation.

3.1.1     Certificate of Designation of Rights of Series A Preferred Shares


3.2       Revised By-Laws.


4.1       Specimen Certificate of Common Stock.

4.6       Form of Escrow Agreement.

5.0       Opinion and Consent of Counsel.

24.0      Consent Of Independent Auditors

Item 28.

                                  UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the escrow account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the escrow account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Seattle, WA, on -March 3 ,2000

                                 ALPHATECH, INC.

                                       BY:

                                  /S/ President
                           Raynard von Hahn, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                                    Dated______________________

Mr. Raynard von Hahn
President, Director

Name                                    Dated______________________

Mr. Donald Sutton
Vice President, Secretary-Treasurer, Director